Exhibit 99.1

FOR IMMEDIATE RELEASE

SIMON PROPERTY GROUP ANNOUNCES THE PASSING OF DAVID SIMON

INDIANAPOLIS, March 23, 2026 — It is with profound sorrow and immense respect that the Board of Directors of Simon Property Group, Inc. (NYSE: SPG) announces the passing of David Simon, the Company’s visionary Chairman of the Board, Chief Executive Officer and President — the singular leader who built Simon Property Group into the largest and most admired retail real estate company in the world. He was 64 years old.

Mr. Simon passed away peacefully on March 22, 2026 surrounded by his family, after a courageous battle with cancer. The Board of Directors, the Company’s employees, and the entire global Simon community mourn this immeasurable loss.

Statement from the Simon Family

The Simon family shared the following statement:

“Our family is deeply grateful for the tremendous outpouring of love and support we have received from across the globe. Our beloved husband, father, grandfather and brother poured his heart and soul into building Simon Property Group. He was most proud of his family, his wife of over 40 years Jackie, and their 5 children: Eli, Rebecca, Hannah, Sam and Noah, and 7 grandchildren. We ask for privacy as we grieve our great loss.”

Leadership Continuity and Succession

The Board of Directors has always had a strong emphasis on succession planning for its executive leadership team, driven by David Simon’s deep commitment to the Company’s long-term future. The Board has been focused and engaged in thoughtful and comprehensive succession planning on an ongoing basis. As a result of their hard work, effective today, the Board has appointed Eli Simon as its Chief Executive Officer and President. In addition, Eli will continue as Chief Operating Officer and Director. The Board expresses its full confidence in Eli’s leadership skills and abilities to guide the Company forward. The Board is also confident with the forward vision, strength, depth, and capability of the executive management team that Eli will lead, and which he has garnered their unwavering respect and support.

In addition, Larry Glasscock has been appointed by the Board to serve as Non-Executive Chairman of the Board consistent with these succession planning efforts and the Company’s Governance Principles.

The Company’s shareholders, partners, employees, tenants and lenders can be assured and comforted that its operations will continue without interruption, supported by a world-class management team and a portfolio of irreplaceable assets that have been built to continue seamlessly, as a lasting testament to David Simon’s extraordinary vision.

Statement from Larry Glasscock, Non-Executive Chairman

Larry Glasscock, Non- Executive Chairman of the Board, issued the following statement on behalf of the Board of Directors:

“On behalf of the entire Board of Directors, we extend our deepest and most heartfelt condolences to the Simon family. We are profoundly grateful for the privilege of having served alongside David, and we pledge to honor his extraordinary legacy by continuing to uphold the principles of excellence he embodied every single day.”

“There are no words adequate to express the depth of our sorrow or the magnitude of our gratitude. David Simon was, quite simply, the finest leader in the history of the retail real estate industry. His extraordinary intellect, his relentless drive for excellence, and his unmatched strategic vision transformed a privately held family business into an esteemed global institution — creating billions of dollars in value for shareholders along the way.

“David’s legacy transcends financial performance. He was a leader of uncommon integrity, fierce loyalty, and deep personal conviction. He inspired everyone around him to reach higher, think bigger, and never settle. He set the standard — not just for our Company, but for an entire industry. All of the Simon Malls®, the world-class Simon Premium Outlets®, and every mixed-use destination in our portfolio bears the imprint of his vision and his exacting standards.

A Once-in-a-Generation Leader: The Legacy of David Simon

David Simon’s career stands as one of the most remarkable leadership stories in the history of American business. Over more than three decades, he took a regional family real estate enterprise and, through sheer force of vision, intellect, and will, built it into the undisputed global leader in retail real estate — a company that reshaped the industry and redefined what a real estate investment trust could become.

David joined the Company’s predecessor, Melvin Simon & Associates, as Chief Financial Officer in 1990, bringing with him the rigorous analytical training of a Wall Street investment banker first honed at First Boston Corporation and then at Wasserstein Perella & Co. In 1993, at just 31 years old, he orchestrated the Company’s initial public offering on the New York Stock Exchange — raising nearly $1 billion in what was then the largest real estate public stock offering in history. It was the first signal of the boldness and ambition that would define his entire career.

Named Chief Executive Officer in 1995 at the age of 33, David became one of the youngest CEOs of a major publicly traded company in America. What followed was an unparalleled era of growth, innovation, and value creation. Under his leadership, Simon Property Group delivered a cumulative total shareholder return of more than 4,500% since its IPO — a record that places David among the most successful value creators in the history of public markets, in any industry.

He was the architect of a series of transformative transactions that reshaped the competitive landscape of retail real estate. His acquisitions of DeBartolo Realty Corporation, Corporate Property Investors, Chelsea Property Group, the Mills Corporation, and Taubman Centers — among many others — were executed with a combination of strategic brilliance and financial discipline that became his hallmark. Each transaction strengthened the Company’s portfolio and made it more efficient, expanded its reach and offerings to consumers, and reinforced its position as the unquestioned retail real estate industry leader. At the time of his passing, Simon Property Group owned or held interests in more than 250 properties comprising over 200 million square feet across North America, Europe, and Asia, generating billions in annual revenue.

David’s genius lay not only in assembling assets, but in elevating them. He understood, earlier and more clearly than anyone in his industry, that retail destinations had to evolve from transactional spaces into experiential ones. Under his direction, the Company has invested billions in redeveloping and reimagining its properties — creating premier shopping, dining, and entertainment destinations that became true community gathering places. This vision has ensured the enduring relevance and vitality of Simon’s portfolio even as the retail real estate landscape has been hit with seismic change.

His leadership during periods of crisis further revealed the depth of his character and capability. He steered the Company through the global financial crisis of 2008–2009, emerging with a stronger balance sheet and an expanded portfolio. When the COVID-19 pandemic shuttered retail properties worldwide in 2020, David moved with characteristic decisiveness — implementing safety protocols, supporting tenants, and positioning the Company for a rapid recovery that outpaced the broader industry. In every challenge, he saw opportunity; in every setback, he found a new path forward.

David’s strategic vision extended well beyond the borders of the United States. He served, until recently, as Chairman of the Supervisory Board of Klépierre, a publicly traded, Paris-based retail real estate company, and served on the board of Apollo Global Management, Inc., reflecting the breadth of his influence across global business and finance. The Harvard Business Review recognized him as one of the world’s best-performing CEOs in both 2010 and 2013, and Barron’s Magazine bestowed the same distinction in 2013 — honors that only begin to capture the esteem in which he was held by his peers, investors, and the broader business community.

Throughout his career, David maintained an industry-leading balance sheet, sustaining A/A3 credit ratings that reflected not only financial strength but the confidence that the capital markets placed in his stewardship. He returned billions of dollars to shareholders through consistent and growing dividends, while simultaneously reinvesting in the portfolio and pursuing strategic growth. It was a balancing act that few CEOs in any industry have managed with such sustained success.

David Simon was a graduate of The Indiana University Kelley School of Business (B.S., 1983) and Columbia University’s Graduate School of Business (M.B.A., 1985). Before joining the family enterprise, he distinguished himself as an investment banker specializing in mergers and acquisitions and leveraged buyouts — a foundation that equipped him with the financial acumen and deal-making instincts that became defining features of his leadership.

Above all, David was a builder — of assets, of teams, of careers, and of an enduring institution. He cultivated a culture of excellence, accountability, and ambition that attracted and retained the finest talent in the industry. Countless executives and professionals credit David Simon with shaping their careers and setting the example of what great leadership looks like. His influence will be felt for generations to come.

Condolence and Memorial Information

Details regarding memorial services will be shared by the Simon family at a later date. In lieu of flowers, the family requests that contributions be made to the: Anti Defamation League, American Jewish Committee, UJA Federation of New York and Foundation to Combat Antisemitism.

About Simon

Simon® is a real estate investment trust engaged in the ownership of premier shopping, dining, entertainment and mixed-use destinations and an S&P 100 company (Simon Property Group, NYSE: SPG). Our properties across North America, Europe and Asia provide community gathering places for millions of people every day and generate billions in annual sales.

Contacts:

Tom Ward, 317-685-7330, Investors; Nicole Kennon, 704-804-1960, Media